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                                                                     EXHIBIT 3.2

                              PERFUMANIA.COM, INC.

                                     BYLAWS

                                    ARTICLE I

                                     OFFICES



         Section 1. Registered Office. The registered office of perfumania.com, inc., a Florida corporation (the "Corporation"), shall be located at 11701 NW 101st Road, Miami, Florida 33178, unless otherwise designated by the Board of Directors.

         Section 2. Other Offices. The Corporation may have offices at such other places, either within or without the State of Florida, as the Board of Directors of the Corporation (the "Board of Directors") may from time to time determine or as the business of the Corporation may require.


                                   ARTICLE II

                            MEETINGS OF SHAREHOLDERS


         Section 1. Place. All annual meetings of shareholders shall be held at such place, within or without the State of Florida, as may be designated by the Board of Directors and stated in the notice of the meeting or in a duly executed waiver of notice thereof. Special meetings of shareholders may be held at such place, within or without the State of Florida, and at such time as shall be stated in the notice of the meeting or in a duly executed waiver of notice thereof.

         Section 2. Time of Annual Meeting. Annual meetings of shareholders shall be held on such date and at such time fixed, from time to time, by the Board of Directors, provided that there shall be an annual meeting held every year at which the shareholders shall elect the appropriate class of the Board of Directors and transact such other business as may properly be brought before the meeting.

         Section 3. Call of Special Meetings. Special meetings of the shareholders shall be held if called in accordance with the procedures set forth in the Corporation's Amended and Restated Articles of Incorporation (the "Articles of Incorporation") for the call of a special meeting of shareholders.

         Section 4. Conduct of Meetings. The Chairman of the Board (or in his absence, the President or such other designee of the Chairman of the Board) shall preside at the annual and special meetings of shareholders and shall be given full discretion in establishing the rules and



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procedures to be followed in conducting the meetings, except as otherwise provided by law, the Articles of Incorporation or in these Bylaws.

         Section 5. Notice and Waiver of Notice. Except as otherwise provided by law, written or printed notice stating the place, day and hour of the meeting and, in the case of a special meeting, the purpose or purposes for which the meeting is called, shall be delivered not less than ten (10) and not more than sixty (60) days before the day of the meeting, either personally or by first-class mail, by or at the direction of the President, the Secretary, or the officer or person calling the meeting, to each shareholder of record entitled to vote at such meeting. If the notice is mailed at least thirty (30) days before the date of the meeting, it may be done by a class of United States mail other than first class. If mailed, such notice shall be deemed to be delivered when deposited in the United States mail addressed to the shareholder at his address as it appears on the stock transfer books of the Corporation, with postage thereon prepaid. If a meeting is adjourned to another time and/or place, and if an announcement of the adjourned time and/or place is made at the meeting, it shall not be necessary to give notice of the adjourned meeting unless the Board of Directors, after adjournment, fixes a new record date for the adjourned meeting. Whenever any notice is required to be given to any shareholder, a waiver thereof in writing signed by the person or persons entitled to such notice, whether signed before, during or after the time of the meeting stated therein, and delivered to the Corporation for inclusion in the minutes or filing with the corporate records, shall be equivalent to the giving of such notice. Neither the business to be transacted at, nor the purpose of, any regular or special meeting of the shareholders need be specified in any written waiver of notice. Attendance of a person at a meeting shall constitute a waiver of (a) lack of or defective notice of such meeting, unless the person objects at the beginning to the holding of the meeting or the transacting of any business at the meeting, or (b) lack of defective notice of a particular matter at a meeting that is not within the purpose or purposes described in the meeting notice, unless the person objects to considering such matter when it is presented.

         Section 6. Business and Nominations for Annual and Special Meetings. Business transacted at any special meeting shall be confined to the purposes stated in the notice thereof. At any annual meeting of shareholders, only such business shall be conducted as shall have been properly brought before the meeting in accordance with the requirements and procedures set forth in the Articles of Incorporation. Only such persons who are nominated for election as Directors of the Corporation in accordance with the requirements and procedures set forth in the Articles of Incorporation shall be eligible for election as Directors of the Corporation.

         Section 7. Quorum. Shares entitled to vote as a separate voting group may take action on a matter at a meeting only if a quorum of these shares exists with respect to that matter. Except as otherwise provided in the Articles of Incorporation or by law, a majority of the shares entitled to vote on the matter by each voting group, represented in person or by proxy, shall constitute a quorum at any meeting of shareholders, but in no event shall a quorum consist of less than one-third (1/3) of the shares of each voting group entitled to vote. If less than a majority of



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outstanding shares entitled to vote are represented at a meeting, a majority of the shares so represented may adjourn the meeting from time to time without further notice. After a quorum has been established at any shareholders' meeting, the subsequent withdrawal of shareholders, so as to reduce the number of shares entitled to vote at the meeting below the number required for a quorum, shall not affect the validity of any action taken at the meeting or any adjournment thereof. Once a share is represented for any purpose at a meeting, it is deemed present for quorum purposes for the remainder of the meeting and for any adjournment of that meeting unless a new record date is or must be set for that adjourned meeting. When a quorum is present at any meeting, the vote of the holders of a majority of the shares having voting power, present in person or represented by proxy, shall decide any question brought before such meeting except when the question is one upon which an express provision of the Florida Business Corporation Act, or of the Articles of Incorporation or these Bylaws requires a different vote; then such express provision shall govern and control the decision of such question.

         Section 8. Voting Per Share. Except as otherwise provided in the Articles of Incorporation or by law, each shareholder is entitled to one (1) vote for each outstanding share held by him on each matter voted at a shareholders' meeting.

         Section 9. Voting of Shares. A shareholder may vote at any meeting of shareholders of the Corporation, either in person or by proxy. Shares standing in the name of another corporation, domestic or foreign, may be voted by the officer, agent or proxy designated by the bylaws of such corporate shareholder or, in the absence of any applicable bylaw, by such person or persons as the Board of Directors of the corporate shareholder may designate. In the absence of any such designation, or, in case of conflicting designation by the corporate shareholder, the Chairman of the Board, the President, the secretary and the treasurer of the corporate shareholder, in that order, shall be presumed to be fully authorized to vote such shares. Shares held by an administrator, executor, guardian, personal representative, or conservator may be voted by him, either in person or by proxy, without a transfer of such shares into his name. Shares standing in the name of a trustee may be voted by him, either in person or by proxy, but no trustee shall be entitled to vote shares held by him without a transfer of such shares into his name or the name of his nominee. Shares held by or under the control of a receiver, a trustee in bankruptcy proceedings, or an assignee for the benefit of creditors may be voted by such person without the transfer thereof into his name. If shares stand of record in the names of two or more persons, whether fiduciaries, members of a partnership, joint tenants, tenants in common, tenants by the entirety or otherwise, or if two or more persons have the same fiduciary relationship respecting the same shares, unless the Secretary of the Corporation is given notice to the contrary and is furnished with a copy of the instrument or order appointing them or creating the relationship wherein it is so provided, then acts with respect to voting shall have the following effect: (a) if only one votes, in person or by proxy, his act binds all; (b) if more than one vote, in person or by proxy, the act of the majority so voting binds all; (c) if more than one vote, in person or by proxy, but the vote is evenly split on any particular matter, each faction is entitled to vote the share or shares in question proportionally; or (d) if the instrument or order so filed



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shows that any such tenancy is held in unequal interest, a majority or a vote evenly split for purposes hereof shall be a majority or a vote evenly split in interest. The principles of this paragraph shall apply, insofar as possible, to execution of proxies, waivers, consents, or objections and for the purpose of ascertaining the presence of a quorum.

         Section 10. Proxies. Any shareholder of the Corporation, other person entitled to vote on behalf of a shareholder pursuant to law, or attorney-in-fact for such persons may vote the shareholder's shares in person or by proxy. Any shareholder of the Corporation may appoint a proxy to vote or otherwise act for him by signing an appointment form, either personally or by his attorney-in-fact. An executed telegram, cablegram or facsimile appearing to have been transmitted by such person, or a photographic, facsimile, or equivalent reproduction of an appointment form, shall be deemed a sufficient appointment form. An appointment of a proxy is effective when received by the Secretary of the Corporation or such other officer or agent which is authorized to tabulate votes, and shall be valid for up to 11 months, unless a longer period is expressly provided in the appointment form. The death or incapacity of the shareholder appointing a proxy does not affect the right of the Corporation to accept the proxy's authority unless notice of the death or incapacity is received by the secretary or other officer or agent authorized to tabulate votes before the proxy exercises his authority under the appointment. An appointment of a proxy is revocable by the shareholder unless the appointment is coupled with an interest.

         Section 11. Shareholder List. After fixing a record date for a meeting of shareholders, the Corporation shall prepare an alphabetical list of the names of all its shareholders who are entitled to notice of the meeting, arranged by voting group with the address of, and the number and class and series, if any, of shares held by each. The shareholders' list must be available for inspection by any shareholder for a period of ten (10) days prior to the meeting or such shorter time as exists between the record date and the meeting and continuing through the meeting at the Corporation's principal office, at a place identified in the meeting notice in the city where the meeting will be held, or at the office of the Corporation's transfer agent or registrar. Any shareholder of the Corporation or his agent or attorney is entitled on written demand to inspect the shareholders' list (subject to the requirements of law), during regular business hours and at his expense, during the period it is available for inspection. The Corporation shall make the shareholders' list available at the meeting of shareholders, and any shareholder or his agent or attorney is entitled to inspect the list at any time during the meeting or any adjournment.

         Section 12. Fixing Record Date. For the purpose of determining shareholders entitled to notice of or to vote at any meeting of shareholders or any adjournment thereof, or entitled to receive payment of any dividend, or in order to make a determination of shareholders for any other proper purposes, the Board of Directors may fix in advance a date as the record date for any such determination of shareholders, such date in any case to be not more than seventy
(70) days, and, in case of a meeting of shareholders, not less than ten (10) days, prior to the date on which the particular action requiring such determination of shareholders is to be taken. If no record



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date is fixed for the determination of shareholders entitled to notice of or to vote at a meeting of shareholders, or shareholders entitled to receive payment of a dividend, the date on which the notice of the meeting is mailed or the date on which the resolutions of the Board of Directors declaring such dividend is adopted, as the case may be, shall be the record date for such determination of shareholders. When a determination of shareholders entitled to vote at any meeting of shareholders has been made as provided in this Section 12, such determination shall apply to any adjournment thereof, except where the Board of Directors fixes a new record date for the adjourned meeting or as required by law.

         Section 13. Inspectors and Judges. The Board of Directors in advance of any meeting may, but need not, appoint one or more inspectors of election or judges of the vote, as the case may be, to act at the meeting or any adjournment(s) thereof. If any inspector or inspectors, or judge or judges, are not appointed, the person presiding at the meeting may, but need not, appoint one or more inspectors or judges. In case any person who may be appointed as an inspector or judge fails to appear or act, the vacancy may be filled by the Board of Directors in advance of the meeting, or at the meeting by the person presiding thereat. The inspectors or judges, if any, shall determine the number of shares of stock outstanding and the voting power of each, the shares of stock represented at the meeting, the existence of a quorum, the validity and effect of proxies, and shall receive votes, ballots and consents, hear and determine all challenges and questions arising in connection with the right to vote, count and tabulate votes, ballots and consents, determine the result, and do such acts as are proper to conduct the election or vote with fairness to all shareholders. On request of the person presiding at the meeting, the inspector or inspectors or judge or judges, if any, shall make a report in writing of any challenge, question or matter determined by him or them, and execute a certificate of any fact found by him or them.

         Section 14. Voting for Directors. Unless otherwise provided in the Articles of Incorporation, Directors shall be elected by a plurality of the votes cast by the shares entitled to vote in the election at a meeting at which a quorum is present.


                                   ARTICLE III

                                    DIRECTORS


         Section 1. Number; Election and Term; Removal. The number of Directors of the Corporation shall be fixed from time to time, within the limits specified by the Articles of Incorporation, by resolution of the Board of Directors; provided, however, that no Director's term shall be shortened by reason of a resolution reducing the number of Directors. The Board shall be divided into three classes, Class I, Class II and Class III. The number of Directors elected to each class shall be as nearly equal in number as possible. The Board shall apportion any increase or decrease in the number of directorships among the classes so as to make the number of Directors in each class as nearly equal as possible. Each Director in Class I shall be elected to an



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initial term to expire at the annual meeting next ensuing, each Director in
Class III shall be elected to an initial term to expire one year thereafter, and each Director in Class III shall be elected to an initial term to expire two years thereafter, in each case and until his or her successor is duly elected and qualified or until his or her earlier resignation, death or removal from office. Upon the expiration of the initial terms of office for each class of Directors, respectively, the Directors of each class shall be elected for a term of three (3) years to serve until their successors are duly elected and qualified or until their earlier resignation, death or removal from office.

         The appropriate class of the Board of shall be elected at the annual meeting of the shareholders, except as provided in Section 2 of this Article, and each Director elected shall hold office for the term for which he is elected and until his successor is elected and qualified or until his earlier resignation, removal from office or death. Directors must be natural persons who are 18 years of age or older but need not be residents of the State of Florida, shareholders of the Corporation or citizens of the United States. Shareholders shall have the right to remove Directors only as provided in the Articles of Incorporation.

         Section 2. Vacancies. A Director may resign at any time by giving written notice to the Corporation, the Board of Directors or the Chairman of the Board. Such resignation shall take effect when the notice is delivered unless the notice specifies a later effective date, in which event the Board of Directors may fill the pending vacancy before the effective date if they provide that the successor does not take office until the effective date. Any vacancy occurring in the Board of Directors and any directorship to be filled by reason of an increase in the size of the Board of Directors shall be filled only by the affirmative vote of a majority of the current Directors though less than a quorum of the Board of Directors. Shareholders shall not, and shall have no power to, fill any vacancy on the Board of Directors. A Director elected to fill a vacancy shall be elected for the unexpired term of his predecessor in office, or until the next election of one or more Directors by shareholders if the vacancy is caused by an increase in the number of Directors.

         Section 3. Powers. Except as provided in the Articles of Incorporation and by law, all corporate powers shall be exercised by or under the authority of, and the business and affairs of the Corporation shall be managed under the direction of, its Board of Directors.

         Section 4. Place of Meetings. Meetings of the Board of Directors, regular or special, may be held either within or outside the State of Florida.

         Section 5. Annual Meeting. The first meeting of each newly elected Board of Directors shall be held, without call or notice, immediately following each annual meeting of shareholders.

         Section 6. Regular Meetings. Regular meetings of the Board of Directors may also be held without notice at such time and at such place as shall from time to time be determined by the Board of Directors.


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         Section 7. Special Meetings and Notice. Special meetings of the Board of Directors may be called by the Chairman of the Board or by the President and shall be called by the Secretary on the written request of any two Directors. Written notice of special meetings of the Board of Directors shall be given to each Director at least forty-eight (48) hours before the meeting. Except as required by statute, neither the business to be transacted at, nor the purpose of, any regular or special meeting of the Board of Directors need be specified in the notice or waiver of notice of such meeting. Notices to Directors shall be in writing and delivered personally or mailed to the Directors at their addresses appearing on the books of the Corporation. Notice by mail shall be deemed to be given at the time when the same shall be received. Notice to Directors may also be given by telegram, facsimile or other form of electronic communication. Notice of a meeting of the Board of Directors need not be given to any Director who signs a written waiver of notice before, during or after the meeting. Attendance of a Director at a meeting shall constitute a waiver of notice of such meeting and a waiver of any and all objections to the place of the meeting, the time of the meeting and the manner in which it has been called or convened, except when a Director states, at the beginning of the meeting or promptly upon arrival at the meeting, any objection to the transaction of business because the meeting is not lawfully called or convened.

         Section 8. Quorum; Required Vote; Presumption of Assent. A majority of the number of Directors fixed by, or in the manner provided in, the Articles of Incorporation and these Bylaws shall constitute a quorum for the transaction of business; provided, however, that whenever, for any reason, a vacancy occurs in the Board of Directors, a quorum shall consist of a majority of the remaining Directors until the vacancy has been filled except that in no event may a quorum consist of fewer than one-third of the number of Directors so fixed. The act of a majority of the Directors present at a meeting at which a quorum is present when the vote is taken shall be the act of the Board of Directors. A Director of the Corporation who is present at a meeting of the Board of Directors or a committee of the Board of Directors when corporate action is taken shall be presumed to have assented to the action taken, unless he objects at the beginning of the meeting, or promptly upon his arrival, to holding the meeting or transacting specific business at the meeting, or he votes against or abstains from the action taken.

         Section 9. Action Without Meeting. Any action required or permitted to be taken at a meeting of the Board of Directors or a committee thereof may be taken without a meeting if a consent in writing, setting forth the action taken, is signed by all of the members of the Board of Directors or the committee, as the case may be, and such consent shall have the same force and effect as a unanimous vote at a meeting. Action taken under this section is effective when the last Director signs the consent, unless the consent specifies a different effective date. A consent signed under this Section 9 shall have the effect of a meeting vote and may be described as such in any document.



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         Section 10. Conference Telephone or Similar Communications Equipment
Meetings. Members of the Board of Directors may participate in a meeting of the Board by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other at the same time. Participation in such a meeting shall constitute presence in person at the meeting, except where a person participates in the meeting for the express purpose of objecting to the transaction of any business on the ground the meeting is not lawfully called or convened.

         Section 11. Committees. The Board of Directors, by resolution adopted by a majority of the full Board of Directors, may designate from among its members one or more other committees, each of which, to the extent provided in such resolution, shall have and may exercise all of the authority of the Board of Directors in the business and affairs of the Corporation except where the action of the full Board of Directors is required by statute. Each committee must have two or more members who serve at the pleasure of the Board of Directors. The Board of Directors, by resolution adopted in accordance with this
Article III, may designate one or more Directors as alternate members of any committee, who may act in the place and stead of any absent member or members at any meeting of such committee. Vacancies in the membership of a committee shall be filled by the Board of Directors at a regular or special meeting of the Board of Directors. Each committee shall keep minutes and other appropriate records of its proceedings and report the same to the Board of Directors when required. The designation of any such committee and the delegation thereto of authority shall not operate to relieve the Board of Directors, or any member thereof, of any responsibility imposed upon it or him by law.

         Section 12. Compensation of Directors. The Directors may be paid their expenses, if any, of attendance at each meeting of the Board of Directors and may be paid a fixed sum for attendance at each meeting of the Board of Directors or a stated salary as Director. No such payment shall preclude any Director from serving the Corporation in any other capacity and receiving compensation therefor. Members of special or standing committees may be allowed like compensation for attending committee meetings. Directors may receive such other compensation as may be approved by the Board of Directors.

         Section 13. Chairman of the Board. The Board of Directors may, in its discretion, choose a Chairman of the Board who shall preside at meetings of the shareholders and of the Directors. The Chairman of the Board shall have such other powers and shall perform such other duties as shall be designated by the Board of Directors. The Chairman of the Board shall be a member of the Board of Directors but no other officers of the Corporation need be a Director. The Chairman of the Board shall serve until his successor is chosen and qualified, but he may be removed at any time by the affirmative vote of a majority of the Board of Directors.




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                                   ARTICLE IV

                                    OFFICERS


         Section 1. Positions. The officers of the Corporation shall consist of a Chairman of the Board, elected by the Board of Directors by resolution, a President, a Chief Executive Officer, a Chief Operating Officer, a Chief Technology Officer, a Secretary and a Treasurer. Any two or more offices may be held by the same person.

         Section 2. Election of Specified Officers by Board. The Board of Directors at its first meeting after each annual meeting of shareholders shall elect a President, a Chief Executive Officer, a Chief Operating Officer, a Chief Technology Officer, a Secretary and a Treasurer.

         Section 3. Election or Appointment of Other Officers. Such other officers and assistant officers and agents as may be deemed necessary may be elected or appointed by the Board of Directors, or, unless otherwise specified herein, appointed by the President of the Corporation. The Board of Directors shall be advised of appointments by the President at or before the next scheduled Board of Directors meeting.

         Section 4. Salaries. The salaries of all officers of the Corporation to be elected by the Board of Directors pursuant to Article IV, Section 2 hereof shall be fixed from time to time by the Board of Directors or pursuant to its discretion. The salaries of all other elected or appointed officers of the Corporation shall be fixed from time to time by the President of the Corporation or pursuant to his direction.

         Section 5. Term; Resignation. The officers of the Corporation shall hold office until their successors are chosen and qualified. Any officer or agent elected or appointed by the Board of Directors or the President of the Corporation may be removed, with or without cause, by the Board of Directors. Any officers or agents appointed by the President of the Corporation pursuant to
Section 3 of this Article IV may also be removed from such officer positions by the President, with or without cause. Any vacancy occurring in any office of the Corporation by death, resignation, removal or otherwise shall be filled by the Board of Directors, or, in the case of an officer appointed by the President of the Corporation, by the President or the Board of Directors. Any officer of the Corporation may resign from his respective office or position by delivering notice to the Corporation. Such resignation is effective when delivered unless the notice specifies a later effective date. If a resignation is made effective at a later date and the Corporation accepts the future effective date, the Board of Directors may fill the pending vacancy before the effective date if the Board provides that the successor does not take office until the effective date.

         Section 6. Chairman. The Chairman of the Board of Directors shall be the chief executive officer of the Company, shall have general supervision of the affairs of the Company and general control of all of its business and shall see that all orders and resolutions of the Board of Directors are carried into effect. The Chairman of the Board, or in his or her absence, the



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president, shall preside when present at all meetings of the shareholders and the Board. The Chairman of the Board may execute bonds, mortgages and other contracts requiring a seal under the seal of the Company, except where required or permitted by law to be otherwise signed and executed and except where the signing and execution thereof shall be expressly delegated by the Board to some other officer or agent of the Company. The Chairman of the Board may delegate all or any of his or her powers or duties to the president, if and to the extent deemed by the Chairman of the Board to be desirable or appropriate.

         Section 7. President. The President shall be the ranking executive officer of the Company and shall, subject to the supervision of the Chairman of the Board and the Board, have general management and control of the day-to-day business operations of the Company. The President shall put into operation the business policies of the Company as determined by the Chairman of the Board and the Board and as communicated to him or her by such officer and bodies. The President shall make recommendations to the Chairman of the Board on all matters that would normally be reserved for the final executive responsibility of the Chairman of the Board. In the absence of the Chairman of the board or in the event of his or her inability or refusal to act, the President shall perform the duties and exercise the powers of the Chairman of the Board.

         Section 8. Secretary. The Secretary shall attend all meetings of the Board of Directors and all meetings of the shareholders and record all the proceedings of the meetings of the shareholders and of the Board of Directors in a book to be kept for that purpose and shall perform like duties for the standing committees when required. He shall give, or cause to be given, notice of all meetings of the shareholders and special meetings of the Board of Directors, and shall perform such other duties as may be prescribed by the Board of Directors or President, under whose supervision he shall be. He shall keep in safe custody the seal of the Corporation and, when authorized by the Board of Directors, affix the same to any instrument requiring it.

         Section 9. Treasurer. The Treasurer shall have the custody of corporate funds and securities and shall keep full and accurate accounts of receipts and disbursements in books belonging to the Corporation and shall deposit all moneys and other valuable effects in the name and to the credit of the Corporation in such depositories as may be designated by the Board of Directors. He shall disburse the funds of the Corporation as may be ordered by the Board of Directors, taking proper vouchers for such disbursements, and shall render to the President and the Board of Directors at its regular meetings or when the Board of Directors so requires an account of all his transactions as treasurer and of the financial condition of the Corporation unless otherwise specified by the Board of Directors, the Treasurer shall be the Corporation's Chief Financial Officer.

         Section 10. Other Officers; Employees and Agents. Each and every other officer, employee and agent of the Corporation shall possess, and may exercise, such power and authority, and shall perform such duties, as may from time to time be assigned to him by the



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Board of Directors, the officer so appointing him and such officer or officers who may from time to time be designated by the Board of Directors to exercise such supervisory authority.


                                    ARTICLE V

                             CERTIFICATES FOR SHARES

         Section 1. Issue of Certificates. The Corporation shall deliver certificates representing all shares to which shareholders are entitled; and such certificates shall be signed by the Chairman of the Board or President, and by the Secretary or an Assistant Secretary of the Corporation, and may be sealed with the seal of the Corporation or a facsimile thereof.

         Section 2. Legends for Preferences and Restrictions on Transfer. The designations, relative rights, preferences and limitations applicable to each class of shares and the variations in rights, preferences and limitations determined for each series within a class (and the authority of the Board of Directors to determine variations for future series) shall be summarized on the front or back of each certificate. Alternatively, each certificate may state conspicuously on its front or back that the Corporation will furnish the shareholder a full statement of this information on request and without charge. Every certificate representing shares that are restricted as to the sale, disposition, or transfer of such shares shall also indicate that such shares are restricted as to transfer and there shall be set forth or fairly summarized upon the certificate, or the certificate shall indicate that the Corporation will furnish to any shareholder upon request and without charge, a full statement of such restrictions. If the Corporation issues any shares that are not registered under the Securities Act of 1933, as amended, or registered or qualified under applicable state securities laws, the transfer of any such shares shall be restricted substantially in accordance with the following legend:

                  "THESE SHARES HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 OR UNDER ANY APPLICABLE STATE LAW. THEY MAY NOT BE OFFERED FOR SALE, SOLD, TRANSFERRED OR PLEDGED WITHOUT (1) REGISTRATION UNDER THE SECURITIES ACT OF 1933 AND ANY APPLICABLE STATE LAW, OR (2) AT HOLDER'S EXPENSE, AN OPINION (SATISFACTORY TO THE CORPORATION) OF COUNSEL (SATISFACTORY TO THE CORPORATION) THAT REGISTRATION IS NOT REQUIRED."

         Section 3. Facsimile Signatures. The signatures of the Chairman of the Board, the Chief Executive Officer, the President or Chief Operating Officer and the Secretary or Assistant Secretary upon a certificate may be facsimiles, if the certificate is manually signed by a transfer agent, or registered by a registrar, other than the Corporation itself or an employee of the Corporation. In case any officer who has signed or whose facsimile signature has been placed upon such certificate shall have ceased to be such officer before such certificate is issued, it may



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

be issued by the Corporation with the same effect as if he were such officer at the date of the issuance.

         Section 4. Lost Certificates. The Board of Directors may direct a new certificate or certificates to be issued in place of any certificate or certificates theretofore issued by the Corporation alleged to have been lost or destroyed, upon the making of an affidavit of that fact by the person claiming the certificate of stock to be lost or destroyed. When authorizing such issue of a new certificate or certificates, the Board of Directors may, in its discretion and as a condition precedent to the issuance thereof, require the owner of such lost or destroyed certificate or certificates, or his legal representative, to advertise the same in such manner as it shall require and/or to give the Corporation a bond in such sum as it may direct as indemnity against any claim that may be made against the Corporation with respect to the certificate alleged to have been lost or destroyed.

         Section 5. Transfer of Shares. Upon surrender to the Corporation or the transfer agent of the Corporation of a certificate for shares duly endorsed or accompanied by proper evidence of succession, assignment or authority to transfer, it shall be the duty of the Corporation to issue a new certificate to the person entitled thereto, cancel the old certificate and record the transaction upon its books.

         Section 6. Registered Shareholders. The Corporation shall be entitled to recognize the exclusive rights of a person registered on its books as the owner of shares to receive dividends, and to vote as such owner, and shall not be bound to recognize any equitable or other claim to or interest in such share or shares on the part of any other person, whether or not it shall have express or other notice thereof, except as otherwise provided by the laws of the State of Florida.

         Section 7. Redemption of Control Shares. As provided by the Florida Business Corporation Act, if a person acquiring control shares of the Corporation does not file an acquiring person statement with the Corporation, the Corporation may, at the discretion of the Board of Directors, redeem the control shares at the fair value thereof at any time during the 60-day period after the last acquisition of such control shares. If a person acquiring control shares of the Corporation files an acquiring person statement with the Corporation, the control shares may be redeemed by the Corporation, at the discretion of the Board of Directors, only if such shares are not accorded full voting rights by the shareholders as provided by law.

                                   ARTICLE VI

                                 INDEMNIFICATION

         Section 1.        Definitions.     For purposes of this Article VI:



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

         (a) "Corporation" includes any domestic or foreign predecessor entity of the Company in a merger, conversion or other transaction in which some or all of the liabilities of the predecessor are transferred to the Company by operation of law and in any other transaction in which the Company assumes the liabilities of the predecessor but does not specifically exclude liabilities that are the subject matter of this Article VI;

         (b) "Director" means any person who is or was a director of the Company and any person who, while a Director of the Company, is or was serving at the request of the Company as a Director, officer, partner, venturer, proprietor, trustee, employee, agent or similar functionary of another foreign or domestic corporation, employee benefit plan, other enterprise or other entity;

         (c) "Expenses" include court costs and attorneys' fees, including those for appeal;

         (d)      "Official capacity" means:

                  (i) when used with respect to a Director, the office of Director in the Company, but does not include service for any other foreign or domestic corporation or any employee benefit plan, other enterprise or other entity;

                  (ii) when used with respect to a person other than a Director, the elective or appointive office in the Company held by the officer or the employment or agency relationship undertaken by the employee or agent on behalf of the Company, but does not include service for any other foreign or domestic corporation, employee benefit plan, other enterprise or other entity; and

         (e) "Proceeding" means any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative, arbitrative or investigative, any appeal in such an action, suit or proceeding, and any inquiry or investigation that could lead to such an action, suit or proceeding.

         Section 2. Mandatory Indemnification.The Company shall indemnify a person who was, is or is threatened to be made a named defendant or respondent in a proceeding because the person is or was a Director only if it is determined in accordance with Section 6 hereof that the person:

         (a)      conducted himself or herself in good faith;

         (b)      reasonably believed:

                  (i) in the case of conduct in his or her official capacity as a Director of the Company, that his or her conduct was in the Company's best interests; and

                  (ii) in all other cases, that his or her conduct was at least not opposed to the Company's best interests; and

         (c) in the case of any criminal proceeding, had no reasonable cause to believe his or her conduct was unlawful.

         Section 3. Prohibited Indemnification. Except to the extent permitted by Section 5 hereof, a Director may not be indemnified under Section 2 hereof in respect of a proceeding:

         (a) in which the person is found liable on the basis that personal benefit was improperly received by him or her, whether or not the benefit resulted from an action taken in the person's official capacity; or

         (b)      in which the person is found liable to the Company.

         Section 4. Termination of Proceedings. The termination of a proceeding by judgment, order, settlement or conviction, or on a plea of nolo contendere or its equivalent is not of itself determinative that the person did not meet the requirements set forth in Section 2 hereof. A person shall be deemed to have been found liable in respect of any claim, issue or matter only after the person shall have been so adjudged by a court of competent jurisdiction after exhaustion of all appeals therefrom.

         Section 5. Judgments, Expenses. A person may be indemnified under
Section 2 hereof against judgments, penalties (including excise and similar taxes), fines, settlements and reasonable expenses actually incurred by the person in connection with the proceeding; but if the person is found liable to the Company or is found liable on the basis that personal benefit was improperly received by the person, the indemnification (a) is limited to reasonable expenses actually incurred by the person in connection with the proceeding and
(b) shall not be made in respect of any proceeding in which the person shall have been found liable for willful or intentional misconduct in the performance of his or her duty to the Company.

         Section 6. Determination of Indemnification. A determination of indemnification under Section 2 hereof must be made:

         (a) by a majority vote of a quorum consisting of Directors who at the time of the vote are not named defendants or respondents in the proceeding;

         (b) if such a quorum cannot be obtained, by a majority vote of a committee of the Board, designated to act in the matter by a majority vote of all Directors, consisting solely of two or more Directors who at the time of the vote are not named defendants or respondents in the proceeding;

         (c) by special legal counsel selected by the Board or a committee thereof by vote as set forth in subsection (a) or (b) of this Section 6, or if such a quorum cannot be obtained and such a committee cannot be established, by a majority vote of all Directors; or

         (d) by the shareholders of the Company in a vote that excludes the shares held by Directors who are named defendants or respondents in the proceeding.

         Section 7. Determination of Reasonableness of Expenses. Determination as to reasonableness of expenses must be made in the same manner as the determination that indemnification is permissible, except that if the determination that indemnification is permissible is made by special legal counsel, determination as to reasonableness of expenses must be made in the manner specified by subsection (c) of Section 6 hereof for the selection of special legal counsel.

         Section 8. Indemnification Against Reasonable Expenses. The Company shall indemnify a Director against reasonable expenses incurred by the Director in connection with a proceeding in which the Director is a named defendant or respondent because the Director is or was a Director if the Director has been wholly successful, on the merits or otherwise, in the defense of the proceeding.

         Section 9. Payments in Advance of Disposition. Reasonable expenses incurred by a Director who was, is or is threatened to be made a named defendant or respondent in a proceeding shall be paid or reimbursed by the Company, in advance of the final disposition of the proceeding and without any of the determinations specified in Section 6 and Section 7 hereof, after the Company receives a written affirmation by the Director of the Director's good faith belief that the Director has met the standard of conduct necessary for indemnification under this Article VI and a written undertaking by or on behalf of the Director to repay the amount paid or reimbursed if it is ultimately determined that the Director has not met those requirements.

         Section 10. Written Undertaking. The written undertaking required by
Section 9 hereof must be an unlimited general obligation of the Director but need not be secured. It may be accepted without reference to financial ability to make repayment.

         Section 11. Consistency with Articles of Incorporation. Any provision for the Company to indemnify or to advance expenses to a Director who was, is or is threatened to be made a named defendant or respondent in a proceeding, whether contained in the articles of incorporation, these Bylaws, a resolution of shareholders or Directors, an agreement or otherwise, except in accordance with Section 16 hereof, is valid only to the extent it is consistent with this
Article VI as limited by the Articles of Incorporation, if such a limitation exists.

         Section 12. Other Expenses. Notwithstanding any other provision of this
Article VI, the Company may pay or reimburse expenses incurred by a Director in connection with his or her appearance as a witness or other participation in a proceeding at a time when he or she is not a named defendant or respondent in the proceeding.

         Section 13. Officers, Employees and Agents. An officer, employee or agent of the Company shall be indemnified as, and to the same extent, provided by Section 8 hereof for a Director and is entitled to seek indemnification under such section to the same extent as a Director. The Company shall advance expenses to an officer and may advance expenses to an employee or agent of the Company to the same extent that it shall advance expenses to Directors under this Article VI.

         Section 14. Other Capacities. A corporation may indemnify and advance expenses to persons who are not or were not officers, employees or agents of the Company, but who are or were serving at the request of the Company as a Director, officer, partner, venturer, proprietor, trustee, employee, agent or similar Dictionary of another foreign or domestic corporation, employee benefit plan, other enterprise or other entity to the same extent that it shall indemnify and advance expenses to Directors under this Article VI.

         Section 15. Further Indemnification. The Company may indemnify and advance expenses to an officer, employee agent or person identified in Section 14 hereof and who is not a Director to such further extent, consistent with applicable law, as may be provided by the articles of incorporation, these Bylaws, general or specific action of the Board, or contract or as permitted or required by common law.

         Section 16. Insurance. The Company may purchase and maintain insurance or another arrangement on behalf of any person who is or was a Director, officer, employee or agent of the Company or who is or was serving at the request of the Company as a Director, officer, partner, venturer, proprietor, trustee, employee, agent or similar Dictionary of another foreign or domestic corporation, employee benefit plan, other enterprise or other entity against any liability asserted against him or her and incurred by him or her in such a capacity or arising out of his or her status as such a person, whether or not the Company would have the power to indemnify him or her against that liability under this Article VI. If the insurance or other arrangement is with a person or entity that is not regularly engaged in the business of providing insurance coverage, the insurance or arrangement may provide for payment of a liability with respect to which the Company would not have the power to indemnify the person only if including coverage for the additional liability has been approved by the shareholders of the Company. Without limiting the power of the Company to procure or maintain any kind of insurance or other arrangement, the Company may, for the benefit of persons indemnified by the Company, (a) create a trust fund;
(b) establish any form of self insurance; (c) secure its indemnity obligation by grant of a security interest or other lien on the assets of the Company; or (d) establish a letter of credit, guaranty or surety arrangement. The insurance or other arrangement may be procured, maintained or established within the Company or with any insurer or other person deemed appropriate by the Board regardless of whether all or part of the stock or other securities of the insurer or other person are owned in whole or part by the Company. In the absence of fraud, the judgment of the Board as to the terms and conditions of the insurance or other arrangement and the identity of the insurer or other person participating in an arrangement shall be conclusive and the insurance or arrangement shall not be voidable and shall not subject the Directors approving the insurance or arrangement to liability, on any ground, regardless of whether Directors participating in the approval are beneficiaries of the insurance or arrangement.

         Section 17. Employee Benefit Plans. For purposes of this Article VI, the Company is deemed to have requested a Director to serve as a trustee, employee, agent or similar functionary of an employee benefit plan whenever the performance by the Director of his or her duties to the Company also imposes duties on or otherwise involves services by him or her to the plan or participants or beneficiaries of the plan. Excise taxes assessed on a Director with respect to an employee benefit plan pursuant to applicable law are deemed fines. Action taken or omitted by a Director with respect to an employee benefit plan in the performance of his or her duties for a purpose reasonably believed by him or her to be in the interest of the participants and beneficiaries of the plan is deemed to be for a purpose that is not opposed to the best interests of the Company.

         Section 18. Change in Governing Law. In the event of any amendment or addition to Section 607.0850 of the Florida Business Corporation Act or the addition of any other section to such law that shall limit indemnification rights thereunder, the Company shall, to the extent permitted by the Florida Business Corporation Act, indemnify to the fullest extent authorized or permitted hereunder, any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (including an action by or in the right of the Company), by reason of the fact that he or she is or was a Director, officer, employee or agent of the Company or is or was serving at the request of the Company as a Director, officer, partner, venturer, proprietor, trustee, employee, agent or similar functionary of another foreign or domestic corporation, partnership, joint venture, sole proprietorship, trust, employee benefit plan or other enterprise, against all judgments, penalties (including excise and similar taxes), fines, settlements and reasonable expenses (including attorneys' fees and court costs) actually and reasonably incurred by him or her in connection with such action, suit or proceeding.


ARTICLE VII

INTERESTED DIRECTORS, OFFICERS AND SHAREHOLDERS

         Section 1.

Validity, Disclosure, Approval. An otherwise valid contract or transaction between the Company and one or more of its Directors or officers, or between the Company and any other domestic or foreign corporation, or other entity in which one or more of its Directors or officers are Directors or officers or have a financial interest, shall be valid notwithstanding whether the Director or officer is present at or participates in the meeting of the Board or committee thereof that authorizes the contract or transaction, or solely because his or her or their votes are counted for such purpose, if any one of the following is satisfied:

         (a)

the material facts as to his or her relationship or interest and as to the contract or transaction are disclosed or are known to the Board or the committee, and the Board or committee in good faith authorizes the contract or transaction by the affirmative vote of a majority of the disinterested Directors, even though the disinterested Directors be less than a quorum; or

         (b)

the material facts as to his or her relationship or interest and as to the contract or transaction are disclosed or are known to the shareholders entitled to vote thereon, and the contract or transaction is specifically approved in good faith by vote of the shareholders; or

         (c) the contract or transaction is fair as to the Company as of the time it is authorized, approved or ratified by the Board, a committee thereof or the shareholders.

         Section 2. Quorum. Common or interested Directors may be counted in determining the presence of a quorum at a meeting of the Board or by a committee that authorizes the contract or transaction.

         Section 3. Nonexclusive. This Article VII shall not be construed to invalidate any contract or transaction that would be valid in the absence of this Article VII.


                                  ARTICLE VIII

                               GENERAL PROVISIONS


         Section 1. Dividends. The Board of Directors may from time to time declare, and the Corporation may pay, dividends on its outstanding shares in cash, property, or its own shares pursuant to law and subject to the provisions of the Articles of Incorporation.

         Section 2. Reserves. The Board of Directors may by resolution create a reserve or reserves out of earned surplus for any proper purpose or purposes, and may abolish any such reserve in the same manner.

         Section 3. Checks. All checks or demands for money and notes of the Corporation shall be signed by such officer or officers or such other person or persons as the Board of Directors may from time to time designate.

         Section 4. Amendments of Bylaws. Unless otherwise provided by law, these Bylaws may be altered, amended or repealed in whole or in part, or new Bylaws may be adopted, by action of the Board of Directors.

         Section 5. Fiscal Year. The fiscal year of the Corporation shall end on the last Saturday in the month of January, unless otherwise fixed by resolution of the Board of Directors.

         Section 6. Seal. The corporate seal shall have inscribed thereon the name and state of incorporation of the Corporation. The seal may be used by causing it or a facsimile thereof to be impressed or affixed or in any other manner reproduced.

         Section 7. Books and Records. The Company shall keep correct and complete books and records of account and shall keep minutes of the proceedings of its shareholders, Board and committees and shall keep at its registered office or principal place of business, or at the office of its transfer agent or registrar, a record of its shareholders, giving the names and addresses of all shareholders and the number and class of the shares held by each.














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